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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in Amendment No. 1 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 and related Prospectus of Komag, Incorporated for the offer to exchange Convertible Subordinated Notes and to the incorporation by reference therein of our report dated January 29, 2001, with respect to the consolidated financial statements and schedule of Komag, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP
                                                        ----------------------
                                                        Ernst & Young LLP



San Jose, California
May 10, 2001